                                                                      EX-99.12.a

[GRAPHIC OMITTED]

                                         Stradley Ronon Stevens & Young, LLP
                                                            2600 Commerce Square
                                                     Philadelphia, PA 19103-7098
                                                          Telephone 215.564.8000
                                                                Fax 215.564.8120
                                                                www.stradley.com

                                February 8, 2008

Board of Trustees
Delaware Group Equity Funds IV, a
Delaware statutory trust
2005 Market Street
Philadelphia, PA 19103

Board of Trustees
Delaware Group Adviser Funds, a
Delaware statutory trust
2005 Market Street
Philadelphia, PA 19103

          Re:  Agreement and Plan of Reorganization  (the  "Agreement")  entered into on February 8, 2008,  by and between  Delaware  Group Equity
               Funds IV, a  Delaware  statutory  trust  ("Acquired  Trust"),  on behalf of its series,  Delaware Large Cap Growth Fund  ("Acquired
               Fund"),  and Delaware Group Adviser  Funds, a Delaware  statutory trust ("Acquiring Trust"), on behalf of its series, Delaware U.S.
               Growth Fund ("Acquiring Fund")

Ladies and Gentlemen:

     You have  requested  our  opinion  concerning  certain  federal  income tax consequences  of the  reorganization  of Acquired  Fund (the  "Reorganization"), which will  consist of: (i) the  acquisition  by Acquiring  Trust,  on behalf of
Acquiring  Fund, of  substantially  all of the property,  assets and goodwill of
Acquired Fund in exchange solely for (a) shares of beneficial interest,  without par value, of Acquiring Fund - Class A ("Acquiring Fund Class A Shares"),  which are voting securities,  (b) shares of beneficial interest, without par value, of
Acquiring  Fund - Class B  ("Acquiring  Fund Class B Shares"),  which are voting securities,  (c) shares of beneficial interest,  without par value, of Acquiring
Fund - Class C ("Acquiring Fund Class C Shares"),  which are voting  securities,
(d) shares of  beneficial  interest,  without  par value,  of  Acquiring  Fund -
Institutional   Class   ("Acquiring   Fund   Institutional   Class  Shares"  and
collectively  with the  Acquiring  Fund Class A Shares,  Acquiring  Fund Class B
Shares, and Acquiring Fund Class C Shares,  the "Acquiring Fund Shares"),  which are voting  securities;  (ii) the  distribution  of (a)  Acquiring  Fund Class A
Shares to the holders of Acquired Fund - Class A Shares  ("Acquired Fund Class A
Shares"),  (b)  Acquiring  Fund Class B Shares to the holders of Acquired Fund -
Class B Shares  ("Acquired  Fund Class B Shares"),  (c)  Acquiring  Fund Class C
Shares to the

Board of Trustees, Delaware Group Equity Funds IV, a Delaware statutory trust
Board of Trustees, Delaware Group Adviser Funds, a Delaware statutory trust holders of Acquired Fund - Class C Shares ("Acquired Fund Class C Shares"),  (d)
Acquiring  Fund  Institutional  Class  Shares to the holders of Acquired  Fund -
Institutional  Class Shares  ("Acquired  Fund  Institutional  Class  Shares" and
collectively  with the  Acquired  Fund  Class A Shares,  Acquired  Fund  Class B
Shares, and Acquired Fund Class C Shares, the "Acquired Fund Shares"), according to their  respective  interests in complete  liquidation  of Acquired  Fund; and
(iii) the  dissolution  of  Acquired  Fund as soon as is  practicable  after the closing (the "Closing"), all upon and subject to the terms and conditions of the
Agreement.

     In rendering our opinion,  we have reviewed and relied upon:  (a) a copy of the executed  Agreement;  (b) the proxy  materials  provided to  shareholders of
Acquired Fund in  connection  with a Special  Shareholders'  Meeting of Acquired
Fund held on January  25,  2008;  (c)  certain  representations  concerning  the
Reorganization  made to us by  Acquired  Trust and  Acquiring  Trust in a letter dated February 8, 2008 (the "Representation  Letter");  (d) all other documents, financial  and  other  reports  and  corporate  minutes  we deemed  relevant  or appropriate;  and (e) such  statutes,  regulations,  rulings and decisions as we deemed material in rendering this opinion.  All  capitalized  terms used herein, unless otherwise defined, are used as defined in the Agreement.

     For purposes of this opinion,  we have assumed that  Acquired  Fund, on the
Closing of the Reorganization,  satisfies, and immediately following the Closing of the Reorganization, Acquiring Fund will continue to satisfy, the requirements of  Subchapter M of the Internal  Revenue Code of 1986, as amended (the "Code"), for qualification as regulated investment companies.

     Based on the foregoing,  and provided the  Reorganization is carried out in accordance with the applicable  laws of the State of Delaware,  the terms of the
Agreement and the statements in the Representation  Letter for Acquired Fund and
Acquiring Fund, it is our opinion that:

          1. The  acquisition  by  Acquiring  Fund of  substantially  all of the assets of Acquired Fund as provided for in the Agreement in exchange  solely for
Acquiring  Fund Shares,  followed by the  distribution  by Acquired  Fund to its shareholders of Acquiring Fund Shares in complete  liquidation of Acquired Fund, will qualify as a reorganization  within the meaning of Section 368(a)(1) of the
Code,  and  Acquired  Fund and  Acquiring  Fund  each  will be a  "party  to the reorganization" within the meaning of Section 368(b) of the Code.

          2. No gain or loss  will be  recognized  by  Acquired  Fund  upon  the transfer of substantially all of its assets to Acquiring Fund in exchange solely for Acquiring  Fund Shares  pursuant to Section 361(a) and Section 357(a) of the
Code.

          3. No gain or loss  will be  recognized  by  Acquiring  Fund  upon the receipt by it of  substantially  all of the assets of Acquired  Fund in exchange solely for Acquiring Fund Shares pursuant to Section 1032(a) of the Code.

Board of Trustees, Delaware Group Equity Funds IV, a Delaware statutory trust
Board of Trustees, Delaware Group Adviser Funds, a Delaware statutory trust

          4. No gain or loss  will be  recognized  by  Acquired  Fund  upon  the
distribution   of  Acquiring  Fund  Shares  to  its   shareholders  in  complete
liquidation of Acquired Fund (in pursuance of the Agreement) pursuant to Section
361(c)(1) of the Code.

          5. The basis of the assets of Acquired Fund received by Acquiring Fund will be the same as the basis of these assets to Acquired Fund immediately prior to the exchange pursuant to Section 362(b) of the Code.

          6. The  holding  period of the assets of  Acquired  Fund  received  by
Acquiring  Fund will  include the period  during  which such assets were held by
Acquired Fund pursuant to Section 1223(2) of the Code.

          7. No gain or loss will be recognized by the  shareholders of Acquired
Fund upon the exchange of their  Acquired Fund Shares for Acquiring  Fund Shares
(including fractional shares to which they may be entitled), pursuant to Section
354(a) of the Code.

          8. The basis of Acquiring Fund Shares received by the  shareholders of
Acquired Fund (including  fractional  shares to which they may be entitled) will be the same as the basis of Acquired Fund Shares exchanged  therefor pursuant to
Section 358(a)(1) of the Code.

          9. The  holding  period  of  Acquiring  Fund  Shares  received  by the shareholders of Acquired Fund (including  fractional shares to which they may be entitled) will include the holding period of Acquired Fund Shares surrendered in exchange  therefor,  provided  that  Acquired Fund Shares were held as a capital asset on the Closing Date of the  Reorganization  pursuant to Section 1223(1) of the Code.

          10.  Acquiring  Fund will succeed to and take into account,  as of the date of the  transfer  as  defined in  Section  1.381(b)-1(b)  of the income tax regulations  issued by the United States Department of the Treasury (the "Income
Tax Regulations"), the items of Acquired Fund described in Section 381(c) of the
Code, subject to the conditions and limitations  specified in Sections 381, 382,
383 and 384 of the Code and the Income Tax Regulations.

     Our opinion is based upon the Code, the applicable  Income Tax Regulations, the present positions of the Internal Revenue Service (the "Service") as are set
forth  in   published   revenue   rulings   and  revenue   procedures,   present
administrative positions of the Service, and existing judicial decisions, all of which are subject to change either  prospectively  or  retroactively.  We do not undertake to make any continuing analysis of the facts or relevant law following the date of the Reorganization.

Board of Trustees, Delaware Group Equity Funds IV, a Delaware statutory trust
Board of Trustees, Delaware Group Adviser Funds, a Delaware statutory trust

     Our opinion is  conditioned  upon the  performance  by Acquired  Trust,  on behalf of Acquired Fund, and Acquiring  Trust,  on behalf of Acquiring  Fund, of their undertakings in the Agreement and the  Representation  Letter. Our opinion is limited to the transactions incident to the Reorganization  described herein, and no opinion is rendered with respect to (i) any other transaction or (ii) the effect, if any, of the Reorganization (and/or the transactions incident thereto)
on  any  other  transaction  and/or  the  effect,  if  any,  of any  such  other transaction on the Reorganization.

     This opinion is being rendered to Acquiring Fund and Acquired Fund, and may be  relied  upon  only by such  funds and the  shareholders  of each.  We hereby consent to the use of this opinion as an exhibit to the  Registration  Statement of  Acquiring  Fund on Form  N-14,  and any  amendments  thereto,  covering  the registration  of the shares of Acquiring  Fund under the Securities Act of 1933, as amended, to be issued in the Reorganization.

                                          Very truly yours,

                                          STRADLEY RONON STEVENS & YOUNG, LLP

                                          /s/STRADLEY RONON STEVENS & YOUNG, LLP